UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-56021

British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

450 LEXINGTON AVENUE, #3308 NEW YORK, New York, 10163, united states
(Address of principal executive offices, including zip code)

(646) 600-9181
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.

Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2021, Acreage Holdings, Inc. (the “Company” or “Acreage”) announced the closing of a $150 million credit facility (the “Credit Facility”) with AFC Gamma, Inc. (NASDAQ:AFCG) (“AFC Gamma”) and Viridescent Realty Trust, Inc. (“Viridescent”), an entity controlled by the Chairman of the Board of Directors of Acreage. Under the terms of the Credit Facility, $100 million is available for immediate use and a further $50 million is available in future periods under a committed accordion option once certain, predetermined milestones are achieved. Acreage intends to use the proceeds of the Credit Facility to fund expansion initiatives, repay existing debt and provide additional working capital. The Credit Facility will bear interest at 9.75% per annum, payable monthly in arrears, with a maturity date of January 1, 2026.

AFC Gamma has committed $60 million (with an additional $10 million syndicated to an affiliate) of the $100 million available for immediate use under the Credit Facility and $30 million will be held by co-agent Viridescent. The loan is secured by first-lien mortgages on Acreage’s wholly owned real estate and other commercial security interests. AFC Agent LLC served as Administrative Agent for the transaction.

In connection with the closing of the Credit Facility, Acreage amended the terms of its subsidiary’s $33 million credit facility (“Amendment No. 1”) announced on September 29, 2020 to: (i) extend the maturity date thereof from September 28, 2023 to April 1, 2026, and (ii) provide that interest accrued on or after December 1, 2022 may, at the borrower’s election, be paid in kind and added to the principal amount of the loan to be paid when the loan becomes due and payable or is repaid.

A copy of the Credit Facility, Amendment No. 1 and the press release issued by Acreage to announce the entry into the Credit Facility are attached hereto as Exhibits 10.1, 10.2 and 99.1, respectively. The description of the Credit Facility and Amendment No. 1 contained in this Item 1.01 is qualified in entirety by the terms of the Credit Facility and Amendment No.1, and Exhibits 10.1 and 10.2 are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation.

The information under Item 1.01 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Credit Agreement by and among High Street Capital Partners, LLC, Acreage Holdings, Inc., other loan parties listed therein, AFC Agent LLC and VRT Agent LLC dated December 16, 2021

10.2	Amendment No. 1 dated December 16, 2021, to the Loan Agreement dated September 28, 2020, by and among HSCP CN Holdings II ULC, High Street Capital Partners, LLC and the Lender.

99.1	Press Release of Acreage Holdings, Inc., dated December 16, 2021, announcing the $150 million Credit Facility.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

Date: December 22, 2021	/s/ Steve Goertz
Steve Goertz Chief Financial Officer